INX Inc.
Nasdaq: INXI
www.INXI.com
November 5, 2007
Third Quarter
Ended September 30, 2007
Financial Results

1. Brian Fontana, CFO: Present the results for the quarter
2. Mark Hilz, President & COO: Industry update, recent achievements, activities and events
3. Jim Long, Chairman & CEO: Highlights of 3rd quarter results, growth and profit contribution of business units / revenue sources; update on acquisitions activities; expectations for the future
4. Take questions
Agenda For Conference Call

This presentation contains “forward-looking statements” within the meaning of the
Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as “anticipate,” “believe,”
“expect,” “goal,” “hope,” “should,” “target,” “will” or other similar words are forward-looking statements.
These projections and other forward-looking statements are only projections.
Actual events, performance or results may differ materially from those indicated
due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing.
Numerous of these factors are set forth in the Company’s press release related to this quarterly financial results announcement and in our 2006 Form 10-K, both of which we urge you to read.
Safe Harbor Statement
Forward-Looking Statements

Quarter Ended Sept. 30, 2007		Growth	Quarter Ended Sept. 30, 2006	
Revenue:					
Products	$ 45,222	87.0%	13.5%	$ 39,847	88.1%
Services	6,776	13.0%	25.6%	5,397	11.9%
Total revenue	51,998	100.0%	14.9%	45,244	100.0%
Gross profit:					
Products	7,887	17.4%		6,632	16.6%
Services	1,666	24.6%		1,517	28.1%
Total gross profit	9,553	18.4%	17.2%	8,149	18.0%
SG&A expenses	8,543	16.5%	14.9%	7,432	16.5%
Operating income	1,010	1.9%	40.9%	717	1.5%
Interest (expense) and other income	(17)	0.0%		(112)	-0.2%
Pre-tax net income	993	1.9%		605	1.3%
Income tax expense	7	0.0%		43	0.1%
Discontinued operations	38	0.1%		(291)	-0.6%
Net income	$ 1,024	2.0%		$ 271	0.6%
Diluted EPS from continuing oper.	$0.12		50.0%	$0.08	

INX

(Dollars in thousands, except EPS)
Third Quarter Ended 9/30/2007 Results

9 Months Ended Sept. 30, 2007		Growth	9 Months Ended Sept. 30, 2006	
Revenue:					
Products	$ 131,690	87.0%	37.9%	$ 95,480	86.6%
Services	19,678	13.0%	33.7%	14,718	13.4%
Total revenue	151,368	100.0%	37.4%	110,198	100.0%
Gross profit:					
Products	22,994	17.5%		17,410	18.2%
Services	5,111	26.0%		3,778	25.7%
Total gross profit	28,105	18.6%	32.6%	21,188	19.2%
SG&A expenses	25,757	17.0%	27.0%	20,278	18.4%
Operating income	2,348	1.7%	158.0%	910	0.8%
Interest (expense) and other income	-	0.0%		(215)	-0.2%
Pre-tax net income	2,348	1.6%		695	0.6%
Income tax expense	21	0.0%		44	0.0%
Discontinued operations	97	0.0%		(152)	-0.1%
Net income	$ 2,424	1.6%		$ 499	0.5%
Diluted EPS from continuing oper.	$ 0.30		233.3%	$ 0.09	

INX

(Dollars in thousands, except EPS)
9 Months Ended 9/30/2007 Results

9/30/2007	6/30/2007	3/31/2007	12/31/2006
ASSETS:				
Cash and cash equivalents	$ 8,514	$ 7,826	$ 1,915	$ 1,795
Accounts receivable, net	42,058	39,656	39,248	42,424
Inventory	1,573	2,237	1,989	1,157
Other current assets	2,301	1,958	1,818	2,086
PP&E, net	4,345	4,084	4,108	3,854
Goodwill and other intangible assets, net	19,711	12,293	11,674	11,204
Total assets	$ 78,502	$ 68,054	$ 60,752	$ 62,520
LIABILITIES & STOCKHOLDERS' EQUITY:				
Short term debt	$ 6,472	$ 37	$ 1,013	$ 4,609
Accounts payable	34,312	36,320	30,193	28,798
Accrued expenses	5,918	4,627	4,694	5,038
Other current liabilities	1,550	1,233	1,284	1,385
Long term liabilities	526	306	145	306
Total liabilities	48,778	42,523	37,329	40,136
Stockholders' equity	29,724	25,531	23,423	22,384
Total liabilities and stockholders' equity	$ 78,502	$ 68,054	$ 60,752	$ 62,520

INX

(Dollars in thousands)
Balance Sheet Data

The IP based protocol for storage known as ISCSI is starting to beat out Fibre
      Channel as the preferred storage network technology, especially in the mid-market enterprise space

Large Enterprise spending on technology is mixed depending on industry segment.  Mid-market down to SMB is still relatively strong.
Managed network services are becoming more important; in 2008 network managed services acquisitions will be a major push for INX to increase INX’s support services offerings, such as data storage management and network security related services
Geographic expansion acquisitions will continue to be a major component of acquisition strategy
INX and Industry update

Achieved Cisco “National Partner” status, enhancing ability to win larger, national-level customer relationships

Secured $10 million credit facility to be used to fund acquisitions

Acquired Select, Inc. on 8/31/2007, giving INX a substantial presence in
      New England

Upgraded listing of common stock to Nasdaq Global Market

Substantially increased the size of our acquisitions pipeline
Recent Achievements, Activities & Events

Revenue increased 14.9% y/y, with gross margin improving to 18.4% compared to 18.0%

Service revenue increased more than product revenue, increasing 25.6% y/y compared to product revenue growth of 13.5% y/y

Operating income increasing 40.9% and diluted EPS from continuing operations increasing 50% to $0.12 per share.

Excluding impact of recent Select Inc. acquisition, revenue for Q3 grew 6% y/y to $48.1 million, at the low end of our expected range, and operating profit margin improved to 2.1% compared to 1.6% for the prior year and compared to
      1.9% for Q2.

Recent Select Inc. acquisition contributed $3.9 million in revenue for the quarter, slightly higher than we would have expected for the first month following the transaction, and operating profit contribution from the acquired operations was zero, approximately in line with our expectations for the first month following the transaction.
Third Quarter Operating Results Highlights

Q3-07			YTD		
	Rev.	y/y Growth %	% of Total	Rev.	y/y Growth %	% of Total
"Mature" offices	$ 30.4	3%	58%	$ 91.2	29%	60%
'05-'06 acquisitions	$ 16.2	17%	31%	$ 51.6	41%	34%
Boston acquisition	$ 3.9	N/A	8%	$ 3.9	N/A	3%
Early-stage businesses	$ 1.5	39%	3%	$ 4.7	133%	3%
Total	$ 52.0	15%	100%	$ 151.4	37%	100%

INX

(Dollars in millions)
Sources Of Recent Revenue Growth

2006 Full Year Results			1H-07 Results			3Q-07 Results		
	Rev.	Oper. Profit $	Oper. Profit %	Rev.	Oper. Profit $	Oper. Profit %	Rev.	Oper. Profit $	Oper. Profit %
"Mature" offices	$ 99.0	$ 8.1	8.2%	$ 60.8	$ 4.3	7.1%	$ 30.4	$ 2.1	6.9%
'05-'06 acquisitions	$ 53.0	$ 3.8	7.2%	$ 35.4	$ 3.2	9.0%	$ 16.2	$ 1.6	9.9%
Boston acquisition	$ -	$ -	N/A	$ -	$ -	N/A	$ 3.9	$ -	0.0%
Early-stage businesses	$ 4.0	$ (2.1)	-52.5%	$ 3.2	$ (1.3)	-40.6%	$ 1.5	$ (0.4)	-26.2%
Corporate expenses*	$ -	$ (8.1)	N/A	$ -	$ (4.9)	N/A	$ -	$ (2.3)	N/A
Total	$ 156.0	$ 1.7	1.1%	$ 99.4	$ 1.3	1.3%	$ 52.0	$ 1.0	1.9%

* Note:  “Corporate expenses” consist of the Accounting Department, MIS Department, Corporate
Operations Department, Investor Relations, Board of Directors and CEO, and related expenses
(Dollars in millions)
Business Component Profitability

Target gross profit margin:
➢ Continue to target 15%-19% on products, which range we have been in

➢

  Continue to target 30%-35% on services, achievement of lower end of which may take several quarters or more and upper end of which is dependent upon materially higher levels of managed services revenue

We have a target for operating income margin % in the range of 4% to 7%, which we expect to achieve primarily by improving gross margin on service revenue and leveraging certain categories of operating expenses

Q4-07 revenue:  We currently expect revenue in the range of $61-$64 million excluding the impact of any acquisitions we might make in Q4-07

Q4-07 operating profit margin:  We expect a continued slight improvement in operating profit margin % in the fourth quarter from current operations excluding the recent Boston acquisition, but the Boston acquisition will add material revenue to
      Q4-07 with lower profit margin due to integration costs
Outlook

Our pipeline of potential acquisitions has improved recently, which we believe is due in part to our consistent execution on high quality acquisition transactions to date, and the fact that the credit market turmoil has improved INX’s viability as an acquirer, as compared to some private-equity-backed and other leverage model acquirers

Currently in “active” discussions with approximately 8 target organizations, 5 of which have annual revenue between $10 million and $100 million and 3 of which have annual revenue greater than $100 million

All of these “active” discussions are at a stage of having executed a non-disclosure agreement, with recent dialog, with an expressed willingness by the target organization to do a transaction on some price/terms

We are not at the “letter of intent” stage with any target organization at this time and a closing of a transaction in Q4 is not expected at this time
Acquisitions Pipeline

3rd quarter revenue was in the range of our expectations in spite of probable enterprise spending softness from the credit market turmoil and related economic uncertainty

Revenue growth of 14.9% y/y compared to a strong prior year number, with service revenue posting higher relative growth, and gross margin improved slightly to 18.4% compared to 18.0%

Operating income growth of 40.9% y/y

Diluted EPS from continuing operations growth of 50% y/y to $0.12

We expect $60-$64 million in revenue for 4Q-07, with a slight continued
      improvement in operating profit margin, damped somewhat by below-normal operating profit margin from recent Boston Acquisition

We are actively pursuing additional acquisitions that we believe will result in enhanced, profitable, accretive growth, and our pipeline of possible future acquisitions has never been stronger, but there is no transaction that we currently expect to close in the fourth quarter
Summary